As filed with the Securities and Exchange Commission on May 1,  2007
Registration No. 333-115760

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

ML JWH STRATEGIC ALLOCATION FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	6799	13-3887922
(State of Organization)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)
c/o Merrill Lynch Alternative Investments LLC
Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536
(866) MER-ALTS
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Ollwerther
Merrill Lynch Alternative Investments LLC
Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536
(866) MER-ALTS
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David R. Sawyier	Michael J. Schmidtberger
Sidley Austin LLP	Sidley Austin LLP
One South Dearborn	787 Seventh Avenue
Chicago, Illinois 60603	New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Pursuant to Item 512(a)(3) of Regulation S-K, all registered but unsold Limited Partnership Units of ML JWH Strategic Allocation Fund L.P. registered under SEC File No. 333-115760 are hereby deregistered under the Securities Act of 1933, as amended, effective as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro in the State of New Jersey on the 30th day of April, 2007.

ML JWH Strategic Allocation Fund L.P.

By:	MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
General Partner

By:	/s/ Shawn T. Wells
Shawn T. Wells
Vice President